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                                  ANNEX 1 TO
                         AGREEMENT AND PLAN OF MERGER

                                    FORM OF
                                 AMENDMENT TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 TENNECO INC.

  Article FIRST is hereby deleted in its entirety and replaced with the following paragraph:

    "FIRST: The name of the corporation is El Paso Tennessee Pipeline Co."

  The first two paragraphs of Article FOURTH are hereby deleted in their entirety and replaced with the following paragraph:

    "The total number of shares of all classes of stock which the corporation shall be authorized to issue is 20,000,000 shares of Preferred Stock, par value $.01 per share (herein called "Preferred Stock"), and 100,000 shares of Common Stock, of the par value of $.01 per share (herein called "Common Stock")."

  Part I of Article FOURTH is hereby deleted in its entirety.

  Part II of Article FOURTH is hereby amended to read in its entirety as set forth in the following paragraph:

                                      "I.

    1. The Board of Directors of the corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

    2. Except as otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, shares of Preferred Stock redeemed or otherwise acquired by the corporation shall, upon the filing of any required certificates with the Secretary of State of Delaware, assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of this Part I of Article FOURTH and of any restrictions contained in any resolution of the Board of Directors providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as other authorized but unissued Preferred Stock."

  Parts III and IV of Article FOURTH are hereby deleted in their entirety.

  Subsection (A) of Article FIFTH is hereby deleted in its entirety and replaced with the following paragraph:

    "The number of directors which shall constitute the whole Board of Directors shall be as determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors; provided that until otherwise determined by the Board of Directors in accordance herewith, the number of directors shall be six (6)."

  Subsection (B)(g) of Article FIFTH is hereby amended by deleting the words "each committee to consist of two or more directors of the corporation" and the comma immediately following such text.

  Articles SEVENTH and NINTH are hereby deleted in their entirety and the remaining provisions renumbered accordingly.

  The Certificates of Designation, Preferences and Rights for the $7.40 Cumulative Preferred Stock, $4.50 Cumulative Preferred Stock and Series A Participating Junior Preferred Stock of the corporation filed with the Secretary of State of Delaware on October 9, 1987, October 9, 1987 and May 25, 1988, respectively, are hereby deleted in their entirety.

  The Certificate of Designation, Preferences and Rights for the 8 1/4%
Cumulative Junior Preferred Stock, Series A, filed on November   , 1996 with
the Secretary of State of Delaware, shall be amended by deleting all references therein to Junior Preferred Stock and substituting therefor references to Preferred Stock and renaming the 8 1/4% Cumulative Junior Preferred Stock, Series A as the "8 1/4% Cumulative Preferred Stock, Series A."